Anaren Announces Accounting Errors At Its China Subsidiary and Advises that 2nd and 3rd Quarter Fiscal 2007 Financial Statements May Be Restated

SYRACUSE, N.Y., /PRNewswire-FirstCall/ -- Anaren, Inc. (Nasdaq: ANEN) today reported that on June 27, 2007, Anaren management concluded that as a result of control deficiencies at the Company's Suzhou, China subsidiary, its pretax income was overstated for both the six months and second quarter ended December 31, 2006, and for the nine months and third quarter ended March 31, 2007 of fiscal year 2007, and therefore previously issued financial statements for these interim periods should no longer be relied upon. The overstatement of pretax income resulted from unapproved and undetected changes in procedures over accounting for the reconciliation of inventory and recording of vendor payables for materials received, but not yet invoiced at the China subsidiary. These procedural changes were made without the knowledge of corporate management and the control procedures to identify these changes have been determined to be ineffective. Management has presented its preliminary findings to the Company's audit committee and, in consultation with the audit committee, intends to continue its review of the Company's accounting records for vendor purchases and inventory reconciliations during the interim reporting periods noted above. Management and the audit committee have discussed this matter with the Company's independent registered public accounting firm, KPMG LLP.

Although not finalized, management's preliminary assessment is that the accounts payable accrual and inventory reconciliation errors resulted in an understatement of the Company's cost of sales and an overstatement of pretax income in the range of approximately $800,000 to $900,000 for the nine months ended March 31, 2007, with the estimated error impacting both the Company's fiscal 2007 second and third quarters. If these preliminary assessments are confirmed as the result of the Company's final review, management currently anticipates that previously reported net income for the nine months ended March 31, 2007 of $11.9 million, and $0.66 per diluted share, will be revised downward by approximately $700,000 to $800,000, or $0.03 to $0.04 per diluted share. The Company is continuing to determine the specific allocation of the overstatement amount between the second and third quarters of fiscal 2007.

Management has concluded the Company's disclosure controls and procedures were not effective due to a material weakness related to the Company's internal control surrounding the accounting for materials received and not invoiced and the reconciliation of inventory accounts at its China subsidiary at December 31, 2006 and March 31, 2007. As soon as practicable following the completion of its review, the Company intends to announce its final conclusions regarding these errors and, if necessary, file any required amendments to its fiscal year 2007 filings with the Securities and Exchange Commission. Management does not believe that these errors had a material impact on any periods prior to the Company's current fiscal year 2007 second quarter. Similarly, management believes that these procedural problems, will not have an impact on the Company's fourth quarter results, and management does not anticipate incurring extraordinary third party expenses related to the restatement process.

This Release contains certain "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These "forward-looking statements" include, without limitation, statements relating to the expected outcome of the Company's ongoing review, statements regarding the anticipated nature and scope of the Company's accounting errors, statements relating to the anticipated timing of the Company's restatement of its financial statements, statements relating the expected impact of a restatement on the Company, and other statements of management's opinion or expectations. These, and other "forward-looking statements", are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. Actual results may differ materially due to, among other factors, the actual results of the ongoing review of the Company's accounting errors, the actual timing of the Company's restatement of financial statements and the need for any follow-on actions in connection with the Company's accounting practices, and the impact of the Company's anticipated restatement and the reaction to it from the Company's stockholders and customers and the financial markets in general, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

Anaren designs, manufactures and sells complex microwave signal distribution networks and components to the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Website at www.anaren.com.